JOINT FILER INFORMATION

Name:  PWJ Funding LLC

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: January 6, 2006

Signature:

/s/ Michael Weiss
-----------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager



Name: PWJ Lending LLC

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: January 6, 2006

Signature:

/s/ Jonathan Duskin
------------------------------
Jonathan Duskin, Managing Director



Name: Michael Zimmerman

Address:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

Designated Filer: Prentice Capital Management, LP

Issuer: Whitehall Jewellers, Inc.

Date of Event Requiring Statement: January 6, 2006

Signature:

/s/ Michael Zimmerman
--------------------------------
Michael Zimmerman